McGLADREY & PULLEN, LLP
Certified Public Accountants and Consultants

CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the use of our report dated January 11, 1999 on the financial statements of FAM Value Fund and FAM Equity-Income Fund, series of Fenimore Asset Management Trust referred to therein, which appear in the 1998 Annual Report to Shareholders and which is incorporated herein by reference, in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A, File No. 33-7190, as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights."

                                                         McGLADREY & PULLEN, LLP

New York, New York
April 29, 1999